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                                                                    EXHIBIT 24-2



                    NEW YORK STATE ELECTRIC & GAS CORPORATION
                              CERTIFIED RESOLUTION

         RESOLVED, that the Corporation hereby constitutes and appoints K.M. Jasinski, Esq., R.R. Tedesco, S.J. Rafferty, R.D. Kump, L. Blum, Esq. and F. Lee, Esq., and each of them (with full power to each of them to act alone) its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and on its behalf and in its name, place and stead, to sign, execute and file a Post-Effective Amendment No. 1 to Registration Statement No. 33-50719 with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, to register senior unsecured debt securities in addition to the first mortgage bonds and preferred stock of the Corporation previously registered under such Registration Statement, any and all amendments to such Registration Statement and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.


                                      *****


         I, ELAINE T. DuBRAVA, Secretary of NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation by unanimous written consent on January 18, 2002 and that said resolution is in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 2nd day of April, 2002.


                                                       /s/ Elaine T. DuBrava
                                                 -------------------------------
                                                           Elaine T. DuBrava